                                                                  Exhibit (g)(2)


                                    EXHIBIT D
                          AS AMENDED_____________,2001

                 APPROVED FOREIGN SUB-CUSTODIANS AND SECURITIES
                 ----------------------------------------------
                                  DEPOSITOTIES
                                  ------------



-        KENSINGTON STRATEGIC REALTY FUND
-        KENSINGTON SELECT INCOME FUND



Foreign Sub-custodian      Country(ies)              Securities Depositories
---------------------      ------------              -----------------------
None                       None                      None